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                                                                    EXHIBIT 11.1

                        CHEMGENICS PHARMACEUTICALS, INC.

                   STATEMENT OF PRO FORMA NET LOSS PER SHARE


                                                                                  YEAR ENDED
                                                                                 DECEMBER 31,
                                                                                     1996
                                                                                 ------------
Net loss.......................................................................  $(11,532,821)
                                                                                 ------------
Weighted average common shares outstanding.....................................     2,941,688
Common stock options and shares issued after January 1, 1996 pursuant to the
  treasury stock method........................................................     1,034,149
Common stock issuable upon conversion of series A, B, C, D and E preferred
  stock........................................................................     4,458,528
                                                                                 ------------
Shares used in computing pro forma net loss per common share...................     8,434,365
                                                                                 ------------
Pro forma net loss per common share............................................  $      (1.37)
                                                                                 ============